UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 11, 2006

AFFIRMATIVE INSURANCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-50795 (Commission File Number)	75-2770432 (I.R.S. Employer Identification Number)

4450 Sojourn Drive, Suite 500 Addison, Texas (Address of principal executive offices)	75001 (Zip code)
(972) 728-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.
On April 11, 2006, we issued a press release announcing our final results for the quarter and year ended December 31, 2005. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02.
Item 7.01. Regulation FD Disclosure.
On April 11, 2006, we issued a press release announcing our final results for the quarter and year ended December 31, 2005. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished pursuant to this Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into any of our filings with the SEC under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.
Item 8.01 Other Events.
On April 11, 2006, we announced that we received a letter from The Nasdaq Stock Market stating that as a result of our filing of our Annual Report on Form 10-K on April 11, 2006, the Nasdaq staff has determined that we are now in compliance with Marketplace Rule 4310(c)(14) and therefore they consider the matter closed.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Exhibit
99.1*	Press release announcing our final results for the quarter and year ended December 31, 2005.
*Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.
By:	/s/ MARK E. PAPE
Mark E. Pape
Executive Vice President and Chief Financial Officer

Date: April 13, 2006

Number	Exhibit
99.1*	Press release announcing our final results for the quarter and year ended December 31, 2005.
* Filed herewith